EXHIBIT 10.12






                             CAPSTAR HOTEL COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
















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ARTICLE I -- PURPOSE

1.01. Purpose

   The CapStar Hotel Company Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby eligible employees of CapStar Hotel Company (hereinafter referred to, unless the context otherwise requires, as the "Company") and any Affiliated Entity will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company.

ARTICLE II -- DEFINITIONS

2.01. Affiliated Entity

    "Affiliated Entity" means any corporation or partnership of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or any partnership in which the Company is the general partner.

2.02. Base Pay

    "Base Pay" means base salary paid in each Offer Period. Eligible compensation does not include overtime, bonuses, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances, disability benefits under any insurance program, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, or any other compensation excluded by the Board of Directors in its discretion. Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code).

2.03. Committee

    "Committee" means the individuals described in Article XI.

2.04. Employee

    "Employee" means, subject to Section 3.02, any person employed by the Company whose customary employment is for twenty (20) or more hours per week for the Company or any Affiliated Entity.






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2.05.  Offer Date

    "Offer Date" means the date described in Section 4.02.

2.06.  Offer Period

    "Offer Period" means the period described in Section 4.02.

2.07.  Offering Termination Date

    "Offering Termination Date" means the date described in Section 4.02.

2.08.   Option Percentage

    "Option Percentage" means the amount determined annually by the Committee pursuant to Section 6.01.

2.09.   Option Value

    "Option Value" means the amount determined under Section 6.01.

2.10.   Participant

    "Participant" means any Employee who completes an authorization for payroll deductions on a form provided by the Company and files it with the Chief Financial Officer of the Company or his designee.

2.11.  Trading Day

    "Trading Day" has the meaning ascribed by Section 4.02.



ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility.

   Any Employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such ninety day period has concluded.






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3.02. Leave of Absence.

   For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first ninety (90) days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

3.03. Restrictions on Participation.

   Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan:

   (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or any Affiliated Entity; or

   (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04. Commencement of Participation.

   An eligible Employee may become a Participant by completing an authorization for payroll deductions on the form provided by the Company and filing it with the office of the Chief Financial Officer of the Company on or before the first day of the month in which participation is to commence. Payroll deductions for a Participant shall become effective as of the first payroll period ending in the month in which participation commences and shall remain in effect until modified or revoked by the Participant pursuant to Section 5.03 and Article VIII.


ARTICLE IV -- OFFERINGS

4.01. Number of Shares to be Offered.

  The maximum number of shares of common stock of the Company that may be purchased under the Plan is 500,000. Such shares may be treasury shares or authorized and unissued shares as the Committee may determine in its discretion. The Company, by





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action of its Board of Directors upon the advice of the Committee and subject to stockholder approval, may increase the number of shares reserved under the Plan.

4.02. Offer Date

  The Offer Date shall be the first Trading Day of every month and the Offer Period will last for the duration of that calendar month, ending on the last Trading Day of that month (the "Offering Termination Date"). Upon the Offer Date, the Company will issue to each then eligible employee, an option to purchase, based upon the amount of the Employee's Base Pay to be reduced during the Offer Period, the number of full shares of common stock (the "Offering") as determined and limited by the Section 6.01. For purposes of this Plan, a Trading Day is a day on which shares of common stock of the Company are traded on the New York Stock Exchange (or such other exchange on which the Company's common stock shall be principally traded).


ARTICLE V -- PAYROLL DEDUCTIONS

5.01. Amount of Deduction.

   At the time a Participant files his authorization for payroll deduction, he shall elect to have deductions made from his Base Pay on each payday during the time he is a Participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7 or 8% of his Base Pay paid during an Offer Period, except that there shall be a minimum authorization of $200 per calendar quarter.

   Notwithstanding these limits, until year end December 31, 1996, up to twenty-four percent (24%) of salary paid during the Offer Period may be authorized for payroll deductions.

5.02. Participant's Account.

  All payroll deductions made for a Participant shall be credited to his account under the Plan. The Participant's account will consist of a bookkeeping entry in the Company's financial records. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04.

5.03. Changes in Payroll Deductions.

  A Participant may discontinue his participation in the Plan as described in
Article VIII, but no other change can be made with regard to an Offer Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Offer Period. Except as provided in Article VIII, a Participant may modify or revoke an authorization for payroll deductions only with respect to future Offer Periods.













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5.04. Leave of Absence.

   If a Participant goes on an approved leave of absence, such Participant shall have the right to elect:

   (a) to withdraw the balance in his or her account pursuant to Section 8.01;

   (b) to discontinue contributions to the Plan but remain a Participant in the Plan; or

   (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Company at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized payroll deductions.

   Any payment made to the Company under this Section will be reflected as a credit to the Participant's account in accord with Section 5.02.


ARTICLE VI -- GRANTING OF OPTION

6.01. Number of Option Shares.

  On each Offer Date, participating Employees shall be deemed to have been granted options to purchase shares of common stock of the Company equal to the number of full shares determined by dividing the amount of the employee's payroll deductions authorized to be made during the Offer Period, plus any carryovers, by the Option Value of the common stock of the Company.. The Option Value for the Offer Period shall be the Option Percentage, multiplied by the lesser of the closing price of a share of common stock on the New York Stock Exchange (or such other exchange on which the Company's common stock shall be principally traded) on the first Trading Day of the Offer Period, or the closing price of a share of common stock on the New York Stock Exchange (or such other exchange on which the Company's common stock shall be principally traded) on the Offering Termination Date.

  The Option Percentage shall be eighty-five percent (85%) upon the Effective Date of the Plan. The Committee, in its discretion, may amend the Option Percentage to any percentage between 85% and 100% from time to time as is deemed appropriate.

  Any amount credited to a Participant's account that will not purchase a full share or is in excess of the amount needed to fully exercise the Employee's option for that Offer Period will be carried forward to the next Offer Period.













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6.02. Option Price.

   The option price of stock purchased with payroll deductions made during such monthly offering for a Participant therein shall be the lesser of:

   (a) the Option Percentage multiplied by the closing price of the stock on the Offer Date or

   (b) the Option Percentage multiplied by the closing price of the stock on the Offering Termination Date.

 6.03.   Common Stock Valuation

   If the common stock of the Company is not traded on a public market on any of the aforesaid dates for which closing prices of the stock are to be determined, such price shall be deemed to be the fair market value of the stock on that date, as determined by the Committee.

6.04.     Maximum Number of Shares per Offer Period

   In no event, may more than 1,000 shares be purchased by any one Participant in any one Offer Period.


ARTICLE VII -- EXERCISE OF OPTION

7.01. Automatic Exercise.

   Unless a Participant gives written notice to the Company as hereinafter provided, his option to purchase stock with payroll deductions made during each Offer Period will be deemed to have been exercised automatically on the Offering Termination Date (as defined in Section 6.02) applicable to such offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions and carryovers in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Article VI).

7.02. Fractional Shares.

   Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over to the next Offer Period pursuant to Section 6.01.














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7.03. Transfer of Option.

   During a Participant's lifetime, options held by such Participant shall be exercisable only by that Participant.

7.04. Delivery of Stock.

   As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, certificates for the shares of stock purchased upon exercise of his option.


ARTICLE VIII -- WITHDRAWAL

8.01. In General.

   By written notice to the Chief Financial Officer of the Company at any time prior to two days prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all (but not less than all) of the accumulated payroll deductions in his account (including any carryovers) at such time. Payment of the Participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Committee may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated payroll deductions as an election to withdraw such deductions.

8.02. Effect on Subsequent Participation.

   A Participant's withdrawal of his account will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03. Termination of Employment.

   Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond ninety (90) days), the payroll deductions credited to his account will be deducted from his account and paid to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.01 and the option granted to him for such Offer Period shall automatically terminate.



















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8.04. Termination of Employment Due to Death.

   Upon termination of the Participant's employment on account of his death, his beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company prior to two days before the Offering Termination Date either:

   (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan in which case the Participant's option shall automatically expire, or

   (b) to exercise the Participant's option for the purchase of stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Article
VI), and any excess credited to such account will be paid to said beneficiary, without interest.

   In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company (or his designee), the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.


ARTICLE IX -- INTEREST

9.01. Payment of Interest.

   No interest will be paid on any amounts deducted from a Participant's pay or credited to the account of any Participant.


ARTICLE X -- STOCK

10.01. Maximum Shares.

   If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of authorized shares remaining for purchase under Section 4.01, the Committee shall make a pro rata allocation (based on the amounts deducted from pay) of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.












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10.02. Participant's Interest in Option Stock.

   The Participant will have no interest in any shares of stock covered by his option until such option has been exercised and shares have been issued to the Participant.

10.03. Registration of Stock.

   Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Chief Financial Officer of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship to the extent permitted by applicable law.

10.04. Restrictions on Exercise.

   The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of common stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

   (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

   (b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.


ARTICLE XI -- ADMINISTRATION

11.01. Appointment of Committee

   The Board of Directors shall appoint a committee of two or more directors (the "Committee") to administer the Plan, which shall consist of no fewer than two members of the Board of Directors. No member of the Committee shall be an Employee eligible to purchase stock under the Plan.

11.02. Authority of Committee

   Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.












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11.03. Rules Governing the Administration of the Committee

   The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable and in accordance with applicable law. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


ARTICLE XII -- MISCELLANEOUS

12.01. Designation of Beneficiary.

   A Participant may file a written designation of one or more beneficiaries who is to receive any stock and/or cash issuable or payable, as the case may be, after the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice delivered prior to the Participant's death to the Chief Financial Officer of the Company. Upon the death of a Participant, if the Company has received a valid designation of beneficiary and receives sufficient proof of such beneficiary's identity, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a living, validly designated beneficiary, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Committee, in its discretion, may cause the Company to deliver such stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

12.02. Transferability.

   Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8.01.











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12.03. Use of Funds.

   All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04. Adjustment Upon Changes in Capitalization.

   (a) If, while any options are outstanding, the outstanding shares of common stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company without the receipt of consideration through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

   (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering
Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05. Amendment and Termination.

   The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering; (ii) or amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or











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amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

12.06. Effective Date.

   The Plan shall become effective as of the first day of the month after its adoption and approval by the Company through its Board of Directors and shareholders (the "Effective Date").

12.07. No Employment Rights.

   The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.08. Effect of Plan.

   The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of all Employees and all beneficiaries of Employees participating in the Plan, including, without limitation, each such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees.

12.09. Governing Law.

   The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.



















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